NT

NAM TAI PROPERTY INC.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CUSIP 643907 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE $.01 PAR VALUE, OF

NAM TAI PROPERTY INC. (herein called the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed or assigned for transfer. This certificate and the shares represented hereby are issued and shall be subject to the laws of the British Virgin Islands and to the provisions of the Memorandum and Articles of Association of the Corporation as amended from time to time. This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

DIRECTOR

DIRECTOR

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE